     EXHIBIT 1(d)
AGREEMENT OF MERGER
BETWEEN
INDIANAPOLIS LIFE INSURANCE COMPANY
AND
IL ANNUITY AND INSURANCE COMPANY
OFFICER’S CERTIFICATE OF IL ANNUITY AND INSURANCE COMPANY PURSUANT
TO SECTION 8.2B. OF THE AGREEMENT
The undersigned, Mark V Heitz, as the duly elected President and Chief Executive Officer of IL Annuity and Insurance Company (the “Company”), does hereby certify on behalf of the Company, in connection with the requirements of Section 8.2B. of the Agreement of Merger between the Company and Indianapolis Life Insurance Company, dated as of June 25, 2003, that to the best of his knowledge and belief:
All corporate action on the part of the Company necessary to authorize the execution, delivery and consummation of this Agreement has been taken. The Company has performed or complied in all material respect with the obligations and agreements required to be performed and complied with by it under this Agreement at or prior to the Effective Time of the Merger and the representations and warranties of the Company contained in Section 8.2A. of the Agreement are true and correct in all material respects at and as of the date of this Agreement and at and as of the Effective Time of the Merger as if made at and as of such date and time.
Certified this 25th day of June, 2003.

IL Annuity and Insurance Company
By:	/s/ Mark V. Heitz
Mark V. Heitz, President and
Chief Executive Officer

AGREEMENT OF MERGER
BETWEEN
INDIANAPOLIS LIFE INSURANCE COMPANY
AND
IL ANNUITY AND INSURANCE COMPANY
OFFICER’S CERTIFICATE OF INDIANAPOLIS LIFE INSURANCE COMPANY
PURSUANT TO SECTION 8.3B. OF THE AGREEMENT
The undersigned, Gary R McPhail, as the duly elected President and Chief Executive Officer of Indianapolis Life Insurance Company (the “Company”), does hereby certify on behalf of the Company, in connection with the requirements of Section 8.3B. of the Agreement of Merger between the Company and IL Annuity and Insurance Company, dated as of June 25, 2003, that to the best of his knowledge and belief:
All corporate action on the part of the Company necessary to authorize the execution, delivery and consummation of this Agreement has been taken. The Company has performed or complied in all material respect with the obligations and agreements required to be performed and complied with by it under this Agreement at or prior to the Effective Time of the Merger and the representations and warranties of the Company contained in Section 8.3A. of the Agreement are true and correct in all material respects at and as of the date of this Agreement and at and as of the Effective Time of the Merger as if made at and as of such date and time.
Certified this 25th day of June, 2003.

Indianapolis Life Insurance Company
By	/s/ Gary R. McPhail
Gary R. McPhail, President and
Chief Executive Officer

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